Exhibit 10.3

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Second Amendment”) is made and entered into as of August 10, 2018 (“Effective Date”), by and between 1200 CONCORD, LLC, a Delaware limited liability company (“Landlord”) and CERUS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Lease (the “Original Lease”) dated February 16, 2018, as amended by that certain First Amendment to Lease dated May 11, 2018 (the “First Amendment”, together with the Original Lease, the “Amended Lease”), for the premises commonly known as 1220 Concord Ave., California consisting of approximately 66,925 rentable square feet, as more particularly described therein (the “Current Premises”).

B.

By this Second Amendment, Landlord and Tenant desire to modify the Amended Lease to, among other things, lease an additional 1,498 rentable square feet of space in the Building, as more particularly described on Exhibit A hereto (the “Additional Premises”), all in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms.  All capitalized terms used herein but not specifically defined in this Second Amendment shall have the meanings ascribed to such terms in the Amended Lease.  The term “Lease” where used in the Amended Lease and this Second Amendment shall hereafter refer to the Amended Lease, as further amended by this Second Amendment.

2.Lease of Additional Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Premises as of the Additional Premises Term Commencement Date (as defined below) for use by Tenant in accordance with the Permitted Use and in accordance with the terms and conditions of the Lease. From and after the Effective Date:

a.All references to the “Premises” in the Amended Lease, shall be to the Current Premises together with the Additional Premises.

b.Subsection (ii) of Section 1(a)(iii) of the Amended Lease is hereby deleted in its entirety and replaced with the following:

“(ii) 7,888 square feet of Rentable Area consisting of the “north wing” of the first floor of the Building (the “First Floor North Wing Premises”; and together with the First Floor South Wing Premises, the “First Floor Premises”);”

and all references in the Amended Lease to the “First Floor North Wing Premises” or the “First Floor Premises” shall be such term as the same is amended by this Second Amendment, including, without limitation, (i) the representations made by Landlord with respect to the First Floor North Wing Premises and/or First Floor Premises set forth in Section 2(c) of the Amended Lease, and (ii) references contained in the description of Base Building Work.

c.The portion of Exhibit C of the Amended Lease depicting the First Floor Premises is hereby deleted in its entirety and replaced with the depiction attached hereto as Exhibit A.

d.All references to the square feet of Rentable Area of the Premises contained in the Amended Lease, including in Section 1(a)(iii) the Amended Lease, are hereby amended to read “68,423”.

3.Term.  The Term for the Additional Premises shall commence on the Effective Date (the “Additional Premises Term Commencement Date”) and expire on the Expiration Date (as defined in the Original Lease). The period from the Additional Premises Term Commencement Date through the Expiration Date is referred to herein as the “Additional Premises Term”.

4.Base Rent.  Notwithstanding anything in the Amended Lease to the contrary, Tenant shall pay to Landlord Base Rent with respect to the Additional Premises, commencing on the Effective Date, in accordance with the below chart:

Months of Term	Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
Commencement Date -12	$2.45	$2,011,636.20	$167,636.35
13-24	$2.52	$2,071,985.29	$172,665.44
25-36	$2.60	$2,134,144.84	$177,845.40
37-48	$2.68	$2,198,169.19	$183,180.77
49-60	$2.76	$2,264,114.27	$188,676.19
61-72	$2.84	$2,332,037.69	$194,336.47
73-84	$2.93	$2,401,998.82	$200,166.57
85-96	$3.01	$2,474,058.79	$206,171.57

97-108	$3.10	$2,548,280.55	$212,356.71
109-120	$3.20	$2,624,728.97	$218,727.41
121-132	$3.29	$2,703,470.84	$225,289.24
133	$3.39	$2,784,574.96	$232,047.91

5.Tenant’s Proportionate Share.  Section 1(d) of the Amended Lease is hereby deleted in its entirety and replaced with the following:

“(d)Tenant’s Proportionate Share

(i)	Tenant’s Proportionate Share of Rentable Area in Building. 38.74%.
(ii)	Tenant’s Proportionate Share of Rentable Area in the Project. 18.89%”

6.Parking.  Section 1(h) of the Amended Lease is hereby amended to update the total number of parking stalls to 233, by replacing the reference to “228” with a reference to “233”.

7.No Tenant Delay.  The Parties hereby agree that the changes contained in this Second Amendment do not constitute a Tenant Delay as set forth in Section 1.3(e) of the Work Letter attached to the Lease as Exhibit D. Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge that per Section 2.2(a) of the Work Letter Tenant was to submit a complete set of Construction Drawings to Landlord for Landlord’s approval by April 1, 2018, and in no event later than May 1, 2018. Tenant’s delay to submit the Construction Drawings constitutes a Tenant Delay; provided, however, Landlord hereby acknowledges that, as of the date hereof, it has not incurred any additional costs due to such Tenant Delay.

8.Authority.  Tenant has full power and authority to enter into this Second Amendment and the person signing on behalf of Tenant has been fully authorized to do so by all necessary corporate or partnership action on the part of Tenant.  Landlord has full power and authority to enter into this Second Amendment and the person signing on behalf of Landlord has been fully authorized to do so by all necessary corporate or partnership action on the part of Landlord.

9.Confirmation.  Except, as and to the extent modified by this Second Amendment, all provisions of the Lease shall remain in full force and effect.  In the event of a conflict between the terms of the Lease and the terms of this Second Amendment, the terms in this Second Amendment shall control.

10.Counterparts.  This Second Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic mail, each of which shall be deemed an original for all purposes, and all counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

SIGNATURES ON FOLLOWING PAGE.

LANDLORD:

1200 CONCORD, LLC, a Delaware limited liability company

By: Seecon Investments, LLC, a California limited liability company, its sole member

By: /s/ Albert D. Seeno, Jr.

Name: Albert D. Seeno, Jr.

Its: Manager

By: /s/ Douglas W. Messner

Name: Douglas W. Messner

Its: Authorized Agent

TENANT: CERUS CORPORATION, a Delaware corporation By: /s/ William M. Greenman Name: William M. Greenman Its: President and CEO By: Name: Its:

EXHIBIT A

roberts·boche
ARCHITECTURE - INTERIOR DESIGN
555 FIRST STREET, SUITE 300
BENICIA, CA 94510
PH: 707.747.4330
FX: 707.747.4333

PROJECT:

BUILDING CONFERENCE & FITNESS CENTER

1200 CONCORD
1220 CONCORD AVE., FIRST FLOOR
CONCORD, CA

JOB NUMBER:	17018
DATE:	01.12.18
SCALE:	NOT TO SCALE
SHEET NO.:	1 OF 3

CONFERENCE CENTER
BUILDING HUB
RESTROOMS
FITNESS CENTER
ELEVATOR LOBBY
Additional Premises

NOT FOR CONSTRUCTION

© 2018 ROBERTS BOCHE ASSOCIATES, INC.